Exhibit 10.25

March 27, 2020

Kevin Clarke

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Dear Kevin,

Reference is made to the Amended and Restated Employment Agreement (the “Agreement”), is entered into as of August 9, 2019 (the “Effective Date”), by and between Kevin Clarke (the “Executive”) and Authentic Brands Group LLC, a Delaware limited liability company (“ABG” and, together with any of members of the ABG Group as may employ the Executive from time to time, and any successor(s) thereto, the “Company”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

The purpose of this letter is to set forth the terms and conditions of the agreement between the Executive and the Company to temporarily modify and amend certain terms and conditions of the Agreement.

For valuable consideration, the value and sufficiency of which is hereby agreed and acknowledged, notwithstanding anything to the contrary contained in the Agreement, Executive and the Company agree as follows:

(a)	Executive’s Annual Base Salary and Annual Bonus opportunity for the calendar year ending December 31, 2020, shall be the same as calendar year ending December 31, 2019.

(b)	50% of Executive’s Annual Base Salary shall be deferred (the “Deferred Amount”) for a period of 9 months from April 1, 2020 (such period of time the “Deferral Period”).

(c)	Upon the termination of the Deferral Period Executive’s Annual Base Salary shall be returned to its normal level taking into consideration any increase in Annual Base Salary Executive would have received for calendar year 2020.

(d)	Upon the termination of the Deferral Period, at the sole discretion of the Company’s Board of Directors, the Company may pay to Executive all, some or none of the Deferred Amount.

(e)	The reduction of Executive’s Annual Base Salary, solely during the Deferral Period, shall not be deemed “Good Reason” under the Agreement.

Notwithstanding the foregoing, and for greater certainty, the Severance Amount in the Agreement shall be calculated without reference to the Deferral Amount and based upon the Annual Base Salary before such reduction.

Other than as set forth in this Letter Agreement all other terms and conditions of the Agreement shall remain in full force and effect.

1411 BROADWAY, 4TH FL, NEW YORK, NY 10018 | 212.760.2410

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Letter Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Sincerely,

Authentic Brands Group LLC

By:	/s/ Jay Dubiner

Name:

Title:

Accepted and Agreed:

/s/ Kevin Clarke

Kevin Clarke